                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                AMENDMENT NO.1
                                       TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 1, 2001

                             GRACE DEVELOPMENT, INC.
               (Exact Name of Registrant as Specified in Charter)

Colorado                           0-25582                           84-1110469
(State or Other              (Commission File No.)                (IRS Employer
Jurisdiction                                                Identification No.)
of Incorporation)

                               1255 Lakes Parkway
                              Bldg. 100, Suite 101
                          Lawrenceville, Georgia 30043
              (Address of Principal Executive Offices) (Zip Code)

                                 (800) 574-2574
              (Registrant's telephone number, including area code)

                              1690 Chantilly Drive
                             Atlanta, Georgia 30324
         (Former Name or Former Address, if changed since last report)

        This Current Report on Form 8-K/A amends Item 4 of the Current Report on
Form 8-K filed with the Securities and Exchange Commission on February 23, 2001.

Item 4.            Changes in Registrant's Certifying Accountants

         On  February 1, 2001, Habif, Arogeti & Wynne, LLP ("HAW") informed
Grace Development, Inc. (the "Company") that HAW resigned as the Company's principal independent public accountant.  HAW had served as the Company's principal independent public accountant since November 2, 1999.

         HAW's report on the financial statements of the registrant for the fiscal year ended December 31, 1999 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

         During the period from November 2, 1999 through the date of HAW's resignation, certain disagreements arose with HAW with respect to several matters. In connection with the Company's preparation of its Quarterly Report on
Form 10-Q for the quarter ended March 31, 2000, it is HAW's view that the
Company did not adequately respond to certain of HAW's concerns related to such
Quarterly Report.  Specifically, it is HAW's position that certain financial information necessary to complete their review of the Quarterly Report was not available in a timely manner prior to the filing deadline and that HAW was instructed not to complete its review of such Quarterly Report. The Quarterly
Report was filed without HAW's review of the consolidated financial statements included therein. Additionally, HAW expressed concerns regarding whether a
"going-concern" qualification should be included in the Quarterly Report, and whether the Consolidated Statement of Cash Flows was materially incorrect and whether the financial statements contained additional mathematical and other errors. HAW believes that the Company never responded to HAW with respect to these concerns. The Company disagrees.

        It is the Company's position that although certain of the financial information necessary for the completion of HAW's review was not available prior to the filing deadline, HAW was provided with a projection of cash flows for the subsequent one-year period, and did not indicate to Company management that a going-concern qualification was required. The Company did include going concern disclosure in its Quarterly Reports for the quarters ended June 30 and September
30, 2000. Additionally, the Company does not agree that HAW was instructed not to complete their review. Subsequent to the filing of the Quarterly Report for the quarter ended March 31, 2001, HAW provided the Company with a draft of the
Consolidated Statement of Cash Flows which indicated that, in HAW's view, the
Consolidated Statement of Cash Flows as filed by the Company understated Net
Cash Used in Operating Activities by $170,472, overstated Net Cash Used in
Investing Activities by $168,000, and understated Net Cash Provided by Financing
Activities by $2,472. The Company believes that these differences were not material to the fair presentation of the Company's financial statements as presented in the Quarterly Report. Additionally, HAW believes that they informed the Company that proceeds from the issuance of a senior note payable should have been $582,000 and that the proceeds from the issuance of common stock should have been $817,000, instead of classifying the total, approximately $1.4 million, as proceeds from the issuance of a senior note payable. The Company is not aware of such notification from HAW. It is also HAW's position that they were instructed not to perform reviews for each of the Quarterly Reports on Form
10-Q for the quarters ended June 30, 2000 and September 30, 2000. Specifically, it is HAW's position that on July 17, 2000, HAW attended a meeting with the
President of the Company. At this meeting the Company requested that HAW perform additional procedures to complete HAW's audit of a company acquired by the
Company, in the interest of filing the related Form 8-K/A. HAW believes that the
Company indicated it did not have the financial resources to compensate HAW for any other work, and therefore, asked that HAW not incur any additional time with respect to the review of the Form 10-Q filings for the quarters ended March 31,
June 30 and September 30, 2000, while the Company does not agree that HAW was so instructed.

        The Company intends to file amendments to each of the above mentioned quarterly reports as soon as practicable after the required review if completed by the Company's successor independent accountants.

         The Company requested that HAW furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of such letter is attached hereto.

         The Company has not engaged a successor independent accountant.  The
Company has authorized HAW to respond fully to any inquiries of the successor accountant.

Item 7.            Financial Statements and Exhibits

(c) Exhibits

16.1              Habif, Arogeti & Wynne, LLP letter of resignation as principal independent accountants dated January 31, 2001 (filed as
                  Exhibit 16.1 to the Company's Current Report on Form 8-K filed
                  February 23, 2001 and incorporated herein by reference.)

16.2              Habif, Arogeti & Wynn, LLP letter stating agreement with
                  matters stated herein dated May 11, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        GRACE DEVELOPMENT, INC.
                                                       (Registrant)

                                                 / s/  James M. Blanchard

                                                          James M. Blanchard
                                                          President

Date: May 16, 2001